American Eagle Energy Inc. Announces A $3.5 Million Financing
Commitment, Exercise of a $500,000 Warrant, And 1-for-1.5 Reverse Stock Split

Billings, Montana; January 12, 2011 – American Eagle Energy Inc. (OTCBB:AMZG; “American Eagle” or the “Company”) announced today that it has received an irrevocable commitment from an accredited investor for the purchase of 5,833,333 shares of its common stock in a private placement at a per-share purchase price of $0.60. The Company further announced that the holder of its $500,000 two-year common stock purchase warrant has exercised the warrant in full. The holder of the warrant purchased 833,333 shares of the Company’s common stock for a aggregate proceeds of $500,000. Richard Findley, the Company’s Chief Executive Officer, commented, “We are delighted to make this announcement. The private placement and the exercise of the warrant shows the confidence of the investors in our management team and in American Eagle’s properties and future prospects.”

The Company also announced that it will reduce its outstanding common stock by a 1-for-1.5 reverse stock split and contemporaneously reduce the number of authorized shares of common stock from 150 million to 100 million. By virtue of the reverse split, every one and one-half shares of common stock will be combined and converted into one share of common stock.

The record date for the reverse split will be January 21, 2011 and the pay date and effective date will be January 24, 2011. Stockholders do not need to tender their current certificates. The Company will announce the new Cusip number for the post-reverse split shares on or before the effective date.

For the record holders of common stock, the Company will round up to the next full share of our common stock any fractional shares that result from the reverse stock split. Fractional shares that result from the reverse stock split for the beneficial holders of our common stock will be rounded up or rounded down to the next full share in the sole discretion of the record holders for such beneficial holders. The Company may also issue additional shares of common stock to any record or beneficial holder, who, solely as a result of the reverse split, without such additional issuance, would otherwise lose the status as a holder of a round lot. In connection with this split, the Company will file a Certificate of Change with the Secretary of State of the State of Nevada, with an effective date of January 24, 2011.

The number of shares and per-share prices disclosed in this press release have been adjusted for the split. Neither the shares of common stock to be issued to the private placement investor nor the shares of common stock issued to the holder of the warrant have been registered under the Securities Act of 1933. Accordingly, none of such shares may be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of such shares. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About American Eagle Energy Inc.:

American Eagle Energy Inc. is an oil and gas company engaged in the exploration of petroleum and natural gas. The company was incorporated in Nevada on March 14, 2007 to engage in the acquisition, exploration, and development of natural resource properties.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  Certain information included in this press release contains statements that are forward-looking, such as statements relating to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth, potential contracts, and/or aspects of litigation.  Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of, Eternal Energy Corp.  These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.  The company assumes no obligation to update any of these forward-looking statements.

CONTACT:	Randy Katz
Counsel
American Eagle Energy Inc.
714-966-8807